Exhibit 3.63

Filing Number: 200512261090             Date: 04/20/2005 11:01 AM

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Organization	FORM MUST BE TYPED
(General Laws Chapter 156D, Section 2.02; 950 CMR 113.16)

ARTICLE I

The exact name of the corporation is:

Now England Radiation Therapy Management Services, Inc.

ARTICLE II

Unless the articles of organization otherwise provide, all corporations formed pursuant to G.L. Chapter 156D have the purpose of engaging in any lawful business. Please specify if you want a more limited purpose:

ARTICLE III

State the total number of shares and par value, * if any, of each class of stock that the corporation is authorized to issue. All corporations must authorize stock. If only one class or series is authorized, it is not necessary to specify any particular designation.

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common Stock	100

*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative shares.

ARTICLE IV

Prior to the issuance of shares of any class or series, the articles of organization must set forth the preferences, limitations and relative sighes of that class or series. The articles may also limit the type or specify the minimum amount of consideration for which shares of any class or series may be issued. Please set forth the preferences, limitations and relative rights of each class or series and, if desired, the required type and minimum amount of consideration to be received.

N/A

ARTICLE V

The restrictions, if any, imposed by the articles of organization upon the transfer of shares of any class or series of stock are:

N/A

ARTICLE VI

Other lawful provisions, and if there are no such provisions, this article may be left blank,

Now The proceeding the (6) articles are considered to be permanent and may be changed only by filing appropriate articles of amendment.

ARTICLE VII

The effective date of organization of the corporation is the date and time and articles were received for filing if the articles are not rejected within the time prescribed by law. If a later effective date is desired, specify such date, which may not be later than the 90th day after the articles are received for filing:

ARTICLE VIII

The information contained in this article is not a permanent part of the articles of organization.

a.               The street address of the initial registered office of the corporation in the commonwealth:

84 State Street Boston, MA 02109

b.              The name of its initial registered agent at its registered office:

Corporation Service Company

c.               The names and addresses of the individuals who will serve as the initial directors, president, treasurer and secretary of the corporation (an address need not be specified if the business address of the officer or director is the same as the principal office location):

President: Dr. Michael Karin

Treasurer: Joseph Blevardl

Secretary: Dr. James Rubenstein

Director(s): Dr. Daniel Dosoretz, Dr. Michael Katin, Dr. James Rubenstein, Dr. Howard Sheridan

d.              The fiscal year end of the corporation:

December 31

e.               A brief description of the type of business which the corporation Intends to engage:

provide management services in connection with the provision of radiation therapy services - This entity will not practice medicine.

f.                 The street address of the principal office of the corporation:

5 Hospital Drive, Holyoke, MA 01040

g      The street address where the records of the corporation required to be kept in the commonwealth are located in:

5 Hospital Drive, Holyoke, MA 01040, which is

(number, street, city or town, state, zip code)

☒     Its principal office;

☐     In office of its transfer agent;

☐     an office of its secretary/assistant secretary;

☐     Its registered office.

Signed this 15th day of April, 2005 by the incorporator(s):

Signature:	/s/ Darren Kelly

Name: Darren Kelly

Address: 111 Great Neck Road, Great Neck, NY 11021

MA SOC Filing Number: 200512261090 Date: 04/20/2005 11:01 AM

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

April 20, 2005 11:01 AM

/s/ WILLIAM FRANCIS GALVIN
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

A TRUE COPY ATTEST

WILLIAM FRANCIS GALVIN
SECRETARY OF THE COMMONWEALTH
DATE. 9/28/10 CLERK